Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus, of our report dated December 22, 2016, relating to the consolidated financial statements of ALJ Regional Holdings, Inc. appearing in ALJ Regional Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2016. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of said Registration Statement.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

October 13, 2017